Exhibit 10.1

ALDERWOODS GROUP, INC.

EMPLOYEE STOCK PURCHASE PLAN

This Employee Stock Purchase Plan (the “Plan”) offers participants in the Plan (each, a “Participant” and collectively, the “Participants”) an employer contribution toward the purchase of shares of common stock, par value $.01 per share (the “Common Shares”), of Alderwoods Group, Inc. (the “Company”).

1.                                       PURPOSE.  This Plan is designed to provide Eligible Employees (as defined below) of the Company and its subsidiaries (“Subsidiaries”) with an opportunity to purchase Common Shares of the Company through payroll deductions and thereby to better enable the Company and its Subsidiaries to retain and attract qualified employees and to provide additional incentives to Eligible Employees through increased stock ownership.

2.                                       ADMINISTRATION.

(a)                                  The Plan will be administered by the Compensation Committee of the Board of Directors of the Company (the “Committee”).  The Committee will have the authority to: (i) make rules and regulations for the administration of the Plan; (ii) designate the employees who are eligible to participate in the Plan (the “Eligible Employees”); and (iii) interpret the provisions of the Plan.  The Committee’s interpretations and decisions with regard to the Plan shall be final and conclusive.

(b)                                 The Committee will designate the purchasing agent for Participants in the Plan who are residents of the United States for income tax purposes (the “U.S. Purchasing Agent”) and the purchasing agent for Participants in the Plan who are residents of Canada for income tax purposes (the “Canadian Purchasing Agent” and, together with the U.S. Purchasing Agent, the “Purchasing Agent”).  References elsewhere in this Plan to the Purchasing Agent will, when the context requires, refer to the U.S. Purchasing Agent or the Canadian Purchasing Agent, as applicable.  The Purchasing Agent will maintain records, send statements of account to Participants, and perform other duties relating to the Plan.  The Purchasing Agent will purchase the Common Shares to be offered and sold under the Plan on the open market and the Purchasing Agent, in its sole discretion, will determine the times and the prices on each Investment Date (as defined below) at which such purchases will be made.  The Committee reserves the right to replace the Purchasing Agent from time to time.

3.                                       ERISA.  This Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) or any other applicable Section of the Internal Revenue Code of 1986, as amended.

4.                                       SHARES SUBJECT TO THE PLAN.  The shares subject to this Plan are the Common Shares.  All Common Shares purchased under, or sold pursuant to, the Plan will be purchased or sold, as the case may be, on the NASDAQ National Market System or, if the Common Shares are not traded on the NASDAQ National Market System, the principal national securities exchange upon which the Common Shares are traded or quoted.  The total number of Common Shares authorized for purchase under this Plan may not exceed 1,100,000, subject to adjustment in accordance with Section 20 herein.

5.                                       ELIGIBLE EMPLOYEES.  The Committee has full power and authority to designate the employees who are Eligible Employees for purposes of the Plan.  Unless and until further action is taken by the Committee: (a) the Eligible Employees shall be the employees holding the following positions with the Company or a Subsidiary (the “Eligible Positions”): Vice President and any officer senior to any Vice President, Director, Regional General Manager, Regional Sales Manager, Geographic Controller, Market Growth Manager, Senior Manager, Manager, General Manager, Location Manager, Sales Manager, Regional Administrator, Market Administrator and Support Center Manager; and (b) employees of the Company or a Subsidiary who are hired into an Eligible Position after the effective date of the Plan will become Eligible Employees after they have been continuously employed in such Eligible Position for three months; provided, however, that if such employee was previously employed by the Company or a Subsidiary and was promoted to one of the Eligible Positions, such employee shall become an Eligible Employee immediately upon such promotion to the Eligible Position.

6.                                       OFFERING OF SHARES AND CHANGING PAYROLL DEDUCTION.

(a)                                  The purchase of Common Shares subject to this Plan shall be available to each Eligible Employee who properly completes an authorization form for the Plan (“Authorization Form”).  A completed Authorization Form should be returned to the human resources department of the Company or a Subsidiary, as the case may be (the “Human Resources Department”).  Authorization Forms are available from the Human Resources Department.  The Authorization Form will authorize a regular payroll deduction from the Eligible Employee’s compensation, and must specify the date on which such deduction is to commence, which may not be retroactive.  Participation in the Plan is voluntary.

(b)                                 Subject to the limits set forth in Section 10 below, each annualized payroll deduction must be a minimum of 1% of the Participant’s annual base salary (or, in the case of Sales Managers, 1% of the Participant’s commissions earned in each pay period) and must be in multiples of 1% of such Participant’s annual base salary or sales commissions, as the case may be.

(c)                                  Subject to the limits set forth in Section 10 below, a Participant may at any time increase or decrease the Participant’s payroll deduction, in multiples of 1%, by filing a new Authorization Form.  The change may not become effective sooner than the next pay period after receipt of the Authorization Form.  A payroll deduction may be increased only once and reduced only once during any calendar quarter.

7.                                       PARTICIPANT ACCOUNTS.  The payroll deductions on behalf of each Participant shall be credited, for bookkeeping purposes, to the Participant’s payroll deduction account (the “Payroll Deduction Account”) as of the last day of such payroll period.  No interest shall be credited to such Payroll Deduction Account.  The funds credited to the Payroll Deduction Accounts shall be segregated from, and not commingled with, other funds of the Company or any Subsidiary, as the case may be.  Common Shares purchased under the Plan for each Participant will be credited to a Plan share account for each Participant (the “Plan Share Account”).

8.                                       PURCHASE OF SHARES.  Payroll deductions and the Company Contributions (as defined in Section 14 below) will be retained in the Payroll Deduction Accounts until the end of each calendar month.  The Company (or the applicable Subsidiary) will promptly forward all funds in the Payroll Deduction Accounts to the Purchasing Agent upon the conclusion of each month, which the Purchasing Agent will invest in Common Shares on each Investment Date.  No interest will be paid on the funds in a Participant’s Payroll Deduction Account pending their investment.

9.                                       INVESTMENT DATE.  With respect to all payments made by the Participant under the Plan and except as otherwise determined by the Committee, “Investment Date” means the first day following the last day of each month on which it is administratively feasible to invest in Common Shares.

10.                                 LIMITATIONS ON THE PURCHASE OF SHARES.  Each Participant is limited in the amount of payroll deductions which may be made and credited to the Plan in any year.  Until further action by the Committee, all payroll deductions made and credited to the Plan from any Participant may not exceed five percent (5%) of the Participant’s annual base salary (or, in the case of Sales Managers, 5% of the Participant’s commissions earned in each pay period).

11.                                 REPORTS TO PARTICIPANTS.

(a)                                  Each Participant in the Plan will receive a printed quarterly statement of account.  These statements are a record of the date and cost of each purchase made pursuant to the Plan and should be retained for income tax purposes.  In addition, each Participant will receive, from time to time, copies of all reports, proxy statements, and other communications distributed to holders of the Common Shares generally.

(b)                                 Prior to making any purchases under the Plan, the Purchasing Agent will communicate to the Company the total number of shares to be purchased on behalf of the Participants, including Participants who are directors or officers of the Company (the “Section 16 Insiders”) within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  The Purchasing Agent will, with respect to purchases made hereunder on behalf of any Section 16 Insider, send an electronic confirmation to each Section 16 Insider, stating the number of Common Shares purchased and the purchase price therefor before the end of the business day on which such purchase occurred.

12.                                 TERMINATION OF PARTICIPATION.  A Participant may terminate his or her participation in the Plan by giving thirty days’ written notice to the Human Resources Department.  Upon such notice to terminate participation in the Plan, the Eligible Employee will cease to be a Participant and the balance of the uninvested funds in the Participant’s Payroll Deduction Account, if any, shall be remitted to the Participant.

13.                                 PURCHASE PRICE.  The purchase price to the Participant of Common Shares purchased will be 100% of the weighted average price paid by the Purchasing Agent in all such purchases made on the applicable Investment Date.  No commission or service charge is paid by a Participant in connection with purchases under the Plan.

14.                                 COMPANY CONTRIBUTION.  Subject to Section 18 below, immediately prior to forwarding funds in each Participant’s Payroll Deduction Account pursuant to Section 8, the Company will make a cash contribution as additional compensation (the “Company Contribution”) to each Participant’s Payroll Deduction Account equal to 50% of the amount of the Participant’s payroll deductions for that month, provided that in no event will there be a Company Contribution on any payroll deductions in excess of the permitted amounts set forth in Section 10.

15.                                 TERMINATION OF EMPLOYMENT.  If a Participant’s employment with the Company or a Subsidiary is terminated for any reason, participation in the Plan shall terminate on the date that notice of termination is provided (or, in the event of the Participant’s death or retirement, on the date of death or retirement, as the case may be) and the balance of the uninvested funds in the Participant’s Payroll Deduction Account, if any, shall be remitted to the Participant (or, in the event of the Participant’s death, to the Participant’s estate).  As soon as is administratively feasible after the notice of termination has been given (or after the date of death or retirement), the Purchasing Agent will convert the Participant’s Plan Share Account to a customer account with the Purchasing Agent, if one is available, or will transfer the Common Shares in the Participant’s Plan Share Account to the Participant’s personal brokerage account.  In connection with the termination of a Participant’s account, if a Participant (or the Participant’s estate, guardian or beneficiary, as the case may be) requests in writing, the Purchasing Agent will sell full shares which the Participant requests the Purchasing Agent to sell and will deliver to the Participant (or the Participant’s estate, guardian or beneficiary, as the case may be) the proceeds, less any brokerage fee or commission, any applicable taxes, and any other administrative costs of sale.  A cash payment will be made in lieu of issuance of any fraction of a Common Share held in the Participant’s Plan Share Account.

16.                                 TRANSFERABILITY OF PLAN INTEREST, RIGHTS AND COMMON SHARES.  The right to purchase Common Shares under this Plan may not be transferred by a Participant or an Eligible Employee, and may be exercised only by the Participant or an Eligible Employee or by his or her legal representative while an Eligible Employee of the Company or a Subsidiary.  Common Shares in the Plan Share Account of a Participant may not be pledged or assigned, and any such purported pledge or assignment shall be void.  A Participant who wishes to pledge or assign any such Common Shares in the

Participant’s Plan Share Account must first withdraw such Common Shares from the Plan Share Account.

17.                                 RIGHTS OF SHAREHOLDER.

(a)                                  Common Shares in a Participant’s Plan Share Account will be held in the name of the Participant or in the Plan’s name as “nominee”.  The number of Common Shares in a Participant’s Plan Share Account under the Plan will be shown on the Participant’s statement of account.

(b)                                 If and when any cash dividend is payable with respect to Common Shares in the Participant’s Plan Share Account, including a pro rata dividend on fractional Common Shares, such dividend will be re-invested in Common Shares to be credited to the Participant’s Plan Share Account.

(c)                                  Any distribution of Common Shares on account of a dividend payable in Common Shares or a split of Common Shares attributable to Common Shares in a Participant’s Plan Share Account will be added to such account.

(d)                                 For each meeting of shareholders of the Company, each Participant will receive proxy materials of the Company that will enable the Participant to vote the Common Shares owned by the Participant in the Participant’s Plan Share Account.

18.                                 WITHDRAWAL OR SALE OF SHARES FROM PLAN ACCOUNT.  A Participant may withdraw Common Shares from the Participant’s Plan Share Account at any time.  However, if any Common Shares are withdrawn from the Plan Share Account, the Participant will not receive a Company Contribution with respect to any payroll deductions made and credited to such Participant’s Payroll Deduction Account for a period of twelve months after the date of such withdrawal, unless otherwise determined by the Committee.  Common Shares in a Participant’s Plan Share Account may be withdrawn by a Participant by notifying the Human Resources Department in writing, specifying the number of shares to be withdrawn.  Certificates for whole Common Shares so withdrawn will be issued to and registered in the name of the Participant, unless the Participant, by written notice to the Purchasing Agent, requests that the Purchasing Agent sell such shares for the Participant’s account.  If a Participant requests such sale, the sale will be made by the Purchasing Agent for the Participant’s account within a reasonable time after the Participant’s withdrawal is processed.  The Participant will be entitled to receive the proceeds from any withdrawal or sale, less any brokerage fees or commissions, any applicable taxes, and any other administrative costs of sale, which fees and costs will either be deducted from the withdrawal or sale proceeds or invoiced to the Participant.  A cash payment will be made in lieu of issuance of any fraction of a Common Share held in the Participant’s Plan Share Account.

19.                                 TAX CONSEQUENCES.  For a participant who is a resident of the United States for income tax purposes, the amounts used to purchase Common Shares under this Plan will be taxable to the Participant as ordinary compensation.  The amount of the Company

Contribution attributable to purchases made under the Plan will also be treated for United Stated federal income tax purposes as ordinary compensation to the Participant.  In addition, commission and brokerage fees paid by the Company in connection with purchases of Common Shares under the Plan will be taxable income to the Participants in an amount equal to each Participant’s pro rata share of such commission and fees and will be reported as ordinary income for the calendar year by the Company or the applicable Subsidiary with respect to each Participant’s Plan Share Account.  Appropriate taxes will be withheld from compensation otherwise payable to employees participating in the Plan.

For a participant who is a resident of Canada for income tax purposes, the portion of the Participant’s annual base salary that the Participant designates in the Authorization Form referred to in Section 6 will be subject to regular income tax and other source deductions.  The amount of the Company Contributions will be treated as a taxable benefit from employment and will be subject to regular income tax and other source deductions.  In addition, commission and brokerage fees paid by the Company in connection with purchases of Common Shares under the Plan will be taxable income to the Participants in an amount equal to each Participant’s pro rata share of such commission and fees and will be reported as ordinary income for the calendar year by the Company or the applicable Subsidiary with respect to each Participant’s Plan Share Account.  Appropriate taxes will be withheld from compensation otherwise payable to employees participating in the Plan.

Participants are advised to consult their own tax advisors to determine the particular federal, state, local, and foreign income tax consequences that may result from their participation in the Plan and the subsequent sale or other disposition of Common Shares under the Plan.  The income tax consequences vary by jurisdiction.

20.                                 ADJUSTMENTS UPON CHANGE IN SHARES.  In the event of any change in the Common Shares subject to the Plan by reason of a merger, consolidation, reorganization, or other corporate transactions or of a stock dividend, stock split, or other capital adjustment, the total number and class of shares that may be offered and sold under this Plan shall be appropriately adjusted as deemed equitable by the Board of Directors of the Company (the “Board”).  In the event of any other change affecting the Common Shares, such adjustment shall be made as may be deemed equitable by the Board to give proper effect to such event.

21.                                 TERMINATION OR AMENDMENT OF THE PLAN.

(a)                                  The Plan and all rights of Eligible Employees and Participants shall terminate:

(i)                                     on the day that the Participants become entitled to purchase a number of shares equal to or greater than the number of shares remaining available for purchase under the Plan, unless extended by the Board; or

(ii)                                  at any time, at the discretion of the Board.

(b)                                 If on the day the Plan terminates, Participants are entitled to purchase a number of Common Shares greater than the number of shares remaining available for purchase under the Plan, the available Common Shares shall be allocated by the Board (or the Committee) among such Participants in such manner as it deems fair.  Upon termination of the Plan, all cash amounts in the Payroll Deduction Accounts of the Participants shall be carried forward into the Participant’s payroll deduction account under a successor plan, if any, or promptly refunded.

(c)                                  Upon the termination of the Plan, certificates for whole Common Shares in a Participant’s Plan Share Account under the Plan will be issued, and a cash payment will be made in lieu of issuance of any fraction of a Common Share.

(d)                                 The Board may amend, suspend or modify the Plan at any time; provided, however, that any amendment that must be approved by the shareholders of the Company in order to comply with applicable law or the rules of the NASDAQ National Market System or, if the Common Shares are not traded on the NASDAQ National Market System, the principal national securities exchange upon which the Common Shares are traded or quoted, shall not be effective unless and until such approval has been obtained.  Notice of any such amendment, suspension or modification will be sent to all Participants.  Any such amendments, suspensions or modifications shall conclusively be deemed to be accepted by the Participant, unless prior to the effective date of any such amendment as set forth in the notice, the Human Resources Department receives written notice of termination of the Participant’s account.

22.                                 COMPLIANCE WITH SECURITIES LAWS.  No Common Shares may be purchased under this Plan until the Company has taken all actions then required to comply with the Securities Act of 1933, as amended, the Exchange Act, any applicable state or Canadian provincial securities laws, and the rules of any exchange or association on which the Common Shares may be listed.

23.                                 EFFECTIVE DATE.  The Company’s Board of Directors adopted this Employee Stock Purchase Plan on March 15, 2005, subject to shareholder approval.  The effective date of this Plan is April 28, 2005, the date of such shareholder approval.

24.                                 ADDITIONAL INFORMATION.  For questions regarding enrollment in the Plan and changes in payroll deductions please contact the Human Resources Department at 1-877-707-7100.  For all other questions regarding the Plan, please contact the Purchasing Agent at the appropriate address provided by the Purchasing Agent.